SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934

 Date of Report (Date of earliest event reported): June 15, 1999





                    DANKA BUSINESS SYSTEMS PLC

      (Exact name of registrant as specified in its charter)




     UNITED KINGDOM          0-20828            98-0052869

     (State or other          (Commission      (IRS Employer
     jurisdiction of          File Number)    Identification No.)
      incorporation)




     11201 DANKA CIRCLE NORTH
     ST. PETERSBURG, FLORIDA                         33716

     (Address of principal executive offices)     (Zip Code)





Registrant's Telephone Number, Including Area Code:  727-576-6003

ITEM 5.  OTHER EVENTS.

As of June 15, 1999, Danka Business Systems plc (the "Company") entered into the Fifth Amendment to Credit Agreement (the "Fifth Amendment") amending its multicurrency credit agreement (the "Credit Agreement") with a consortium of international banks. On July 13, 1999 the Sixth Amendment to Credit Agreement (the "Sixth Amendment" and, with the Fifth Amendment, the "Amendments") received the required approval of a majority in interest of the lenders and amended the Credit Agreement, effective July 9, 1999.

The Credit Agreement has been amended to require minimum levels of Adjusted Consolidated Net Worth, cumulative Consolidated EBITDA and ratio of Consolidated EBITDA to interest expense (each as defined therein). The Amendments continue through July 31, 2000 the waiver of compliance with the requirements of certain other covenants that was waived in the waivers granted to the Company by the bank lenders in October 1998 and February 1999. See the Company's Current Report on Form 8-K dated February 26, 1999 for a description of the Credit Agreement and the prior waivers.

Terms of the Amendments include an aggregate commitment by the lenders of $995.6 million, effective July 9, 1999 through July 31, 2000. The Company paid a fee of $2.0 million related to the execution of the Fifth Amendment and an additional payment equal to $10.0 million is to be paid pursuant to the Sixth Amendment on the earliest to occur of: (i) July 31, 2000, (ii) repayment of all amounts due under the Credit Agreement, and (iii) sale of the Company's outsourcing subsidiary, Danka Services International. Payments of approximately $2.4 million, $4.7 million and $9.3 million become due on October 31, 1999, December 31, 1999 and March 31, 2000, respectively, if any amounts remain outstanding under the Credit Agreement at those dates. With respect to the period from July 1, 1999 through September 30, 1999, the Company will be required to pay a fee equating to 0.25% annual interest on the average outstanding loans under the Credit Agreement if the average outstanding loans exceed $650.0 million. During the period from October 1, 1999 through December 31, 1999 this fee will be increased to equate to 0.75% interest if the average outstanding loans in that period exceed $650.0 million and 0.25% if they do not. Those rates will increase to 1.25% and 0.50%, respectively, during the period from January 1, 2000 to March 31, 2000 and to 1.50% and 0.75%, respectively, during the period from April 1, 2000 through July 31, 2000.

In addition, the Sixth Amendment permits the Company to incur up to $40 million of additional indebtedness at any one time to third parties to finance the purchase of high volume digital copiers and secure such loans with liens upon the financed equipment.

The Company agreed in the Sixth Amendment to use its best efforts to sell the assets or equity of Danka Services International at a price not less than their fair market value and on commercially reasonable terms, subject to prior approval of the sale by the majority in interest of the bank lenders.

The Company is required to apply 60% of the first $200 million of net proceeds of any asset dispositions received prior to October 31, 1999 to repayment of amounts due under the Credit Agreement, to so apply 80% of the next $200 million of such net proceeds and to so apply 90% of any additional net proceeds to the extent any amounts are outstanding under the Credit Agreement. The Company is required to make such repayments with 80% of such net proceeds received after October 31, 1999 up to the excess of $400 million over the aggregate net proceeds received on or before October 31, 1999 and 90% of any additional net proceeds received after October 31, 1999. The lenders commitments under the Credit Agreement will be reduced by the amount of all such repayments.

Copies of the Fifth Amendment and Sixth Amendment are filed as Exhibits 4.16 and 4.17 hereto, respectively, and incorporated herein by this reference. The summary of the Amendments above is qualified in its entirety by reference to the complete terms and conditions of the Amendments and the Credit Agreement (previously filed by the Company) as amended thereby.

The Company also obtained a waiver, effective July 9, 1999 extending the waiver of its obligation to comply with the same financial covenants of the Credit Agreement and any adverse effect resulting from such non-compliance for a period from July 9, 1999 through July 31, 2000 as incorporated by reference into a Participation Agreement, dated November 15, 1995, among Danka Holding Company, as lessee, First Security Bank, N.A., as owner trustee, NationsBank, N.A., as a holder, NationsBank, N.A., as administrative agent and SunTrust Bank, Tampa Bay, as co-agent. A portion of the Company's real estate has been financed under the Credit Agreement dated November 15, 1995 among the parties to the Participation Agreement and the other lenders which were party thereto under tax retention operating leases. The terms of this waiver include an obligation to provide cash collateral to secure the loans made by the lenders under the November 15, 1995 Credit Agreement, out of the net proceeds of sale of assets or divisions by the Company by so providing 5% of the first $200,000,000.00 of net proceeds and up to 2% of any additional net proceeds up to a maximum pledge amount of $15,000,000.00.

Upon the execution of this waiver, the Company paid a waiver fee of $127,500.00. Additional waiver fees are due as follows to the extent that the commitments under the Participation Agreement are at their current levels on the following dates: (a) on October 31, 1999, $127,500; (b) on December 31, 1999, $255,000, and (c)
on March 31, 2000, $510,000. Another waiver fee of $510,000 is due on the earliest of (a) July 31, 2000, (b) the date on which all amounts outstanding under the Loan pursuant to the Participation Agreement shall be paid in full and the Commitments of Lenders have terminated, or (c) the date of the closing of the sale of Danka Services International.

A copy of the waiver is filed as Exhibit 4.18 hereto and incorporated herein by this reference. The summary of the waiver above is qualified in its entirety by reference to the complete terms and conditions of the Waiver.

ITEM 7:      EXHIBITS


4.16. Fifth Amendment to Credit Agreement dated June 15, 1999, among Danka Business Systems PLC, Dankalux Sarl & Co., SCA and Danka Holding Company, NationsBank, N.A., each other Bank signatory to the Credit Agreement and NationsBank, N.A., as agent.

4.17. Sixth Amendment to Credit Agreement dated July 9, 1999, among Danka Business Systems PLC, Dankalux Sarl & Co.,
          SCA and Danka Holding Company, NationsBank, N.A., each other Bank signatory to the Credit Agreement and NationsBank, N.A., as agent.

4.18. Waiver letter dated July 9, 1999. with respect to Participation Agreement, dated November 15, 1995,among Danka Holding Company, as lessee, First Security Bank, N.A., as owner trustee, Bank of America, N.A. f/k/a NationsBank, N.A., as a holder, Bank of America, N.A. f/k/a NationsBank, N.A., as administrative agent and
                    SunTrust Bank, Tampa Bay, as co-agent.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                      DANKA BUSINESS SYSTEMS PLC


                      By:  /s/  David Berg
                         ---------------------------------------
                         David Berg
                         Its: Vice President and General Counsel



Dated: July 15, 1999